Exhibit n.4

Consent of Independent Auditor

SLR Senior Investment Corp.

New York, New York

We hereby consent to the use of our report dated February 17, 2021 on the consolidated financial statements of Gemino Healthcare Finance, LLC and Subsidiary in this Registration Statement on Form N-2 (No. 333-255516) of SLR Senior Investment Corp.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania

June 24, 2021